UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2012

eLayaway, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-148516	20-8235863
(Commission File Number)	(IRS Employer Identification No.)

1650 Summit Lake Drive, Suite 103, Tallahassee, FL	32317
(Address of Principal Executive Offices)	(Zip Code)

(850) 219-8210

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 13, 2012, with an effective date of February 1, 2012, the Company entered into and closed a share exchange agreement (the “Agreement”) with Centralized Strategic Placements, Inc. (“CSP”), an eCommerce company.  As a result of the Agreement, CSP became a wholly-owned subsidiary of eLayaway, Inc.  Consideration paid by the Company was 4,280,000 restricted shares of its common stock, $6,000 in cash, and the issuance of $114,000 worth of convertible notes payable to the owners of CSP.  CSP has contracts with several government agencies, including the Army Air Force Exchange Services (“AAFES”), which combined services 14 million federal government employees and their families.  With the acquisition of CSP, the Company will incorporate CSP’s proprietary technology for the customers and merchants of eLayaway.com, and its related web sites (DivvyTech.com, eLayawaymall.com, NuvidaPaymentPlan.com, eLayawaySports.com and eLayawayTravel.com).

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description
99.1	eLayaway, Inc. and Centralized Strategic Placements, Inc. Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2012
eLAYAWAY, INC.

By:	/s/ Sergio A. Pinon
Sergio A. Pinon
Chief Executive Officer

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